UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 1, 2018

CLIPPER REALTY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                       Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective as of February 1, 2018, the Board of Directors (the “Board”) of Clipper Realty Inc. (the “Company”), increased the size of its Board from five to seven members and appointed Harmon Spolan and Richard Burger as independent directors to fill the vacancies created by such increase. Mr. Spolan and Mr. Burger will serve on the Company’s Audit Committee, along with Howard Lorber, the committee chairman.

The initial term of both Mr. Spolan and Mr. Burger will expire at the 2018 annual meeting of stockholders of the Company. The Board has determined that both Mr. Spolan and Mr. Burger are “independent” within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the rules of the New York Stock Exchange. As directors, Mr. Spolan and Mr. Burger will receive the same compensation as provided to the Company’s other non-employee directors (excluding Sam Levinson), as described in detail in the Company’s other filings with the SEC.

Mr. Spolan is currently of counsel to Cozen O’Connor, a law firm headquartered in Philadelphia, Pennsylvania; previously, he served as Chair of the firm’s Financial Services Practice Group. Prior to joining Cozen in 1999, Mr. Spolan served as President of Jefferson Bank, a commercial bank in Philadelphia, for 22 years. Mr. Spolan currently serves as a member of the Board and the Audit Committee for American European Insurance Group, and as a member of the Credit Committee for the Alesco securities division of Cohen & Company. Previously, he served as a member of the Board and the Audit Committee for both Coleman Cable, Inc. and Atlas Energy. Mr. Spolan holds a law degree from the Temple University School of Law and a Bachelor of Arts degree from Temple University.

Mr. Burger served as Chief Financial Officer, Executive Vice President, Secretary and Treasurer of Coleman Cable, Inc., from 1999 to 2013, after joining its predecessor company as Chief Financial Officer in 1996. Previously, he served as President and Chief Executive Officer of Burns Aerospace Corporation, a subsidiary of Eagle Industries, Inc. He is a former member of the Board of A.M. Castle & Co. Mr. Burger holds a Masters of Business Administration degree from the University of Baltimore and a Bachelor of Science degree from Towson University.

Mr. Spolan and Mr. Burger’s extensive executive histories, combined with their financial, economic and legal expertise, will provide the Board with valuable investment, financial and leadership experience.

The information in this Form 8-K under Item 5.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description
99.1	Press Release dated February 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: February 7, 2018

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated February 7, 2018